Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 76 to File No. 2-38414; Amendment No. 76 to File No. 811-2120) of Security Income Fund of our report dated November 14, 2003 included in the 2003 Annual Report to shareholders of Security Capital Preservation Fund.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

January 26, 2004